Exhibit 5.2

May 12, 2026 Bel Fuse Inc. 300 Executive Drive, Suite 300 West Orange, New Jersey 07052

Ladies and Gentlemen:

We have acted as New York counsel to Bel Fuse Inc., a corporation organized under the laws of the State of New Jersey (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of an automatic shelf registration statement on Form S-3ASR (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Ac”"), of the offer and sale from time to time of (i) shares of Class A common stock of the Company, par value $0.10 per share (the “Class A Common Stock"), (ii) shares of Class B common stock of the Company, par value $0.10 per share (the “Class B Common Stock”), (iii) shares of preferred stock of the Company (the “Preferred Stock”), (iv) one or more series of debt securities of the Company (the “Debt Securities”), (iv) depositary shares (“Depositary Shares”), (v) warrants to purchase Common Stock, Preferred Stock, Debt Securities, Depositary Shares, securities of third parties or other rights (“Warrants”), and (vii) units consisting of Debt Securities, Common Stock, Preferred Stock, Depositary Shares, and/or Warrants (“Units”). The Common Stock, the Preferred Stock, the Debt Securities, the Depositary Shares, the Warrants and the Units are collectively referred to herein as the “Securities.” The Securities that are being registered under the Registration Statement will have an indeterminate aggregate initial offering price and may be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

The Registration Statement includes a base prospectus relating to the offer and sale of the Securities (the “Base Prospectus”), which will be supplemented by one or more prospectus supplements in connection with the sale of the Securities. Each such prospectus supplement, together with the Base Prospectus, is referred to herein as a “Prospectus.” This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Base Prospectus or any Prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein with respect to the enforceability of certain Securities under the laws of the State of New York.

In connection with our opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinions set forth in this opinion letter:

(a)	the Registration Statement;

(b)	the Base Prospectus;

(c)	the form indenture pursuant to which the Company's Debt Securities are to be issued (the “Indenture”), which is incorporated by reference as an exhibit to the Registration Statement; and

(d)	such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinions expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us and the accuracy of all statements in certificates of officers of the Company that we reviewed.

In rendering the opinions contained herein, we have assumed that: (i) the Registration Statement and any supplements and amendments thereto will comply with all applicable laws and will remain effective and in compliance at the time of the offer, issuance and sale of any Securities thereunder; (ii) a Prospectus supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission and will comply with all applicable laws; (iii) the definitive terms of each class or series of Securities will have been established in accordance with the authorizing resolutions adopted by the Board (or an authorized committee thereof), the Company's organizational documents and applicable law; (iv) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement, including the Prospectus, and any Securities that consist of shares of capital stock will have been authorized and reserved for issuance, in each case within the limits of the then remaining authorized but unissued and unreserved amounts of such capital stock; (v) resolutions authorizing the Company to issue, offer and sell the Securities will have been adopted by the Board (or an authorized committee thereof) and will be in full force and effect at all times when the Securities are offered or sold by the Company; (vi) all Securities will be issued and sold in compliance with applicable federal and state securities laws and any applicable laws or regulations or any agreement or other instrument binding upon the Company; and (vii) the Indenture, any form of note under such Indenture, any deposit agreement and form of depositary receipt thereunder, any warrant agreement and form of warrant, and any unit agreement (each as applicable, the “Transaction Documents”) will be governed by and construed in accordance with the laws of the State of New York and will constitute valid and binding obligations of each party thereto other than the Company.

With respect to any Securities consisting of Debt Securities, we have further assumed that: (i) the Indenture will have been authorized, executed and delivered by the Company and an entity selected by the Company to act as trustee (the “Trustee”); (ii) the Debt Securities will be issued pursuant to the Indenture; (iii) all terms of the Debt Securities not provided for in the Indenture will have been established in accordance with the provisions thereof and reflected in appropriate documentation approved by appropriate corporate action and, if applicable, executed and delivered by the Company and authenticated by the Trustee; and (iv) the Debt Securities will be authorized, executed, authenticated, issued and delivered by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and applicable laws and sold as contemplated in the Registration Statement.

With respect to any Securities consisting of Depositary Shares, Warrants or Units, we have further assumed that the relevant Transaction Document (deposit agreement, warrant agreement or unit agreement, as applicable) will have been authorized, executed and delivered by the Company and the applicable counterparty, agent or depositary, and that the applicable Securities will be authorized, executed, authenticated, issued and delivered in accordance with such Transaction Document, the Registration Statement and applicable laws and sold as contemplated in the Registration Statement. We have also assumed that each component of any Depositary Shares or Units, to the extent issued by any person other than the Company, will constitute a valid and binding obligation of such person.

With respect to any Securities issuable upon exercise, exchange or conversion of other Securities, in addition to the above assumptions as applicable, we have further assumed that such Securities issuable upon such exercise, exchange or conversion will be presented for exercise, exchange or conversion in accordance with the terms thereof and authorized, executed, countersigned by the transfer agent or registrar therefor and delivered by the Company upon such exercise, exchange or conversion in accordance with the terms thereof.

Based upon the foregoing and subject to the qualifications and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

1.	The Debt Securities (including any Debt Securities issuable upon exercise, exchange or conversion of other Securities), upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company under the laws of the State of New York, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors' rights generally and (ii) the application of general principles of equity (whether applied by a court of law in equity or at law).

2.	The Depositary Shares, upon receipt by the Company of such lawful consideration thereof as the Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company under the laws of the State of New York, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors' rights generally and (ii) the application of general principles of equity (whether applied by a court of law in equity or at law).

3.	The Warrants, upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company under the laws of the State of New York, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors' rights generally and (ii) the application of general principles of equity (whether applied by a court of law in equity or at law).

4.	The Units, upon receipt by the Company of such lawful consideration thereof as the Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company under the laws of the State of New York, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors' rights generally and (ii) the application of general principles of equity (whether applied by a court of law in equity or at law).

The opinions expressed above are limited to questions arising under the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement. We do not express any opinion as to the laws of any other jurisdiction. We express no opinion herein with respect to (i) the corporate power or corporate authorization of the Company to execute, deliver or perform its obligations under any of the Securities or any Transaction Document, (ii) the valid existence, good standing or qualification of the Company under the laws of the State of New Jersey or any other jurisdiction or (iii) the validity, due authorization or issuance of, or the non-assessability of, any shares of Class A Common Stock, Class B Common Stock, Preferred Stock or other equity securities of the Company under the laws of the State of New Jersey or any other jurisdiction. In particular, we do not opine on any matters arising under or governed by the laws of the State of New Jersey, including the New Jersey Business Corporation Act or any other statute, regulation or rule of such jurisdiction.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. The opinions expressed above are as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the reference to our firm as counsel for the Company that has passed on certain legal matters with respect to the Securities appearing under the caption “Legal Matters” in the Base Prospectus forming part of the Registration Statement or any Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

The opinions expressed above are limited to the matters stated in this opinion letter, and no opinion is implied or may be inferred beyond those expressly stated in this opinion letter.

Very truly yours,

/s/ White & Case LLP

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